                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of St. Mary Land & Exploration Company for the year ended December 31, 2007.  We hereby further consent to the use of information contained in our reports, as of December 31, 2007 setting forth the estimates of revenues from St. Mary Land & Exploration Company's oil and gas reserves.  We further consent to the incorporation by reference thereof into St. Mary Land & Exploration Company's Post-Effective Amendment No. 1 to Registration Statement Nos. 333-30055, 333-35352, 333-88780, and 333-106438 on Form S-8 and Registration Statement Nos. 033-61850, 333-58273, and 333-134221 on Form S-8, and Registration Statement Nos. 333-88712 and 333-143815 on Form S-3.

               NETHERLAND, SEWELL & ASSOCIATES, INC.

     By:  /s/ C.H. (SCOTT) REES III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
February 22, 2008